UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2011

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429,
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

In meetings with investors on Thursday, December 1, 2011, Alpha Natural Resources, Inc.’s management communicated that the amount of shares repurchased under the Company’s $600 million share repurchase authorization announced in August, 2011 remained unchanged from the $100 million announced in Alpha’s third quarter earnings release on November 3, 2011, leaving $500 million available for additional repurchases through the life of authorization, which extends through December 31, 2014.  Since Alpha’s first share repurchase authorization was announced in May, 2010, a total of $225 million has been used to repurchase shares, including $200 million year-to-date in 2011.  Alpha expects to assess additional repurchase opportunities during future open trading windows.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

December 2, 2011	By:	/s/ Richard R. Grinnan
Name: Richard R. Grinnan
Title: Assistant Secretary